Exhibit 99.1

NEWS RELEASE

Golden Queen ANNOUNCES PRODUCTION results

For the Second Quarter of 2017

VANCOUVER, BRITISH COLUMBIA – July 11, 2017 - Golden Queen Mining Co. Ltd. (TSX:GQM; OTCQX:GQMNF) (the “Company” or “Golden Queen”) announces preliminary operating results for the second quarter of 2017 for its 50%-owned Soledad Mountain Project (“Soledad Mountain” or the “Project") in Mojave, California.

All numbers are preliminary figures, unaudited and subject to final adjustment. Figures are shown on a 100% basis. The Company’s second quarter financial results will be released on or before August 9, 2017.

SECOND QUARTER PRODUCTION

	Q2 2016	Q2 2017	TOTAL 2017
Gold produced (ounces)	2,827	12,632	24,038
Silver produced (ounces)	33,346	51,920	116,501

OPERATIONAL UPDATE

The Company is pleased with the on-going progress at Soledad Mountain and continues to experience increasing gold production levels and decreasing unit costs. Sustaining capital investments for 2017, including the Phase II heap leach pad and the Intermediate Leach Solution system are near completion and we await delivery on the additions to our mining fleet. Chief Operating Officer Robert C. Walish, Jr. reports, “Gold production in the second quarter was improved compared to the first quarter. We are looking forward to the completion of the second phase of the leach pad in the third quarter.”

TECHNICAL INFORMATION

The scientific and technical content of this news release was reviewed, verified and approved by Golden Queen Mining Company LLC’s Chief Geologist, Peter A. Herrera, CPG, a qualified person as defined by National Instrument 43-101 Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators.

ABOUT GOLDEN QUEEN MINING CO. LTD.

Golden Queen is a gold and silver producer holding a 50% interest in an open pit, heap leach mining operation on the Soledad Mountain property, located just outside the town of Mojave in Kern County in southern California.

For further information, please contact:

Brenda Dayton

Telephone: 778.373.1557

Email: bdayton@goldenqueen.com

Caution With Respect To Forward-looking Statements: Except for statements of historical fact contained herein, the information in this press release includes certain “forward-looking information” or "forward-looking statements" within the meaning of applicable Canadian and U.S. securities legislation. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “will continue to”, or similar terminology. Forward-looking statements in this news release include but are not limited to, statements related to gold and silver production results, expected efficiencies from increased production rates, the impact of mining and processing adjustments to unit costs, and plans and intentions with respect to activities on the Project. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Forward-looking information is based on reasonable assumptions that have been made by the Company as at the date of such information and is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Company to differ materially from statements in this press release including from risks and uncertainties disclosed in the section entitled "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2016. Investors are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors should not put undue reliance on forward-looking statements. Any forward-looking statement made by the Company in the press release is based only on information currently available to us and speaks only as of the date on which it is made. The Company does not undertake to update any forward-looking information that is contained or incorporated by reference herein, except in accordance with applicable securities laws.